UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2018

New York REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500 Boston, Massachusetts 02114
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (617) 570-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 6, 2018, New York REIT, Inc. (the “Company”), New York REIT Operating Partnership, L.P. (the “Operating Partnership”) and Winthrop REIT Advisors, LLC (the “Winthrop Advisor”) entered into Amendment No. 2 (the “Amendment”) to the Agreement dated as of December 19, 2016, as amended by Amendment No. 1 thereto dated February 28, 2018 (the “Advisory Agreement”). The Amendment amends the Advisory Agreement to provide the following:

(i)            The term of the Advisory Agreement will end on the earlier of the effective date of the conversion of the Company to a liquidating entity or the transfer of the Company’s assets to a liquidating trust (the “Liquidation Date”), or December 6, 2018, six months from the date of the Amendment. The term of the Advisory Agreement will automatically renew for a one-month period on the expiration of the term or any renewal term, unless terminated by a majority of the Company’s independent directors or the Winthrop Advisor, upon written notice 45 days before the expiration of the term or any renewal term and will automatically terminate at the effective time of the dissolution of the Company in accordance with its plan of liquidation or, if the assets of the Company are transferred to a liquidating trust (or the Company is converted into a liquidating entity), the final disposition of the assets transferred to the liquidating trust or held by the liquidating entity.

(ii)          The Advisory Agreement may be terminated upon 15 days’ written notice by a majority of the Company’s independent directors if the Company’s chief executive officer resigns or is otherwise unavailable to serve as the Company’s chief executive officer for any reason and the Winthrop Advisor has not proposed a new chief executive officer acceptable to a majority of the Company’s independent directors.

(iii)        In determining the Cost of Assets (as defined in the Advisory Agreement) for purposes of calculating the management fee payable to the Winthrop Advisor, the cost of the Viceroy Hotel will, for each month from and after April 2018, be deemed to equal its then-current book value.

(iv)        Following the Liquidation Date, the Company will pay to the Winthrop Advisor a monthly fee of $100,000, which will be increased by an amount to be agreed between the Winthrop Advisor and the Company’s independent directors if, following the Liquidation Date, the principal executive and financial officers of the successor entity to the Company are required to certify the financial and other information contained in the successor entity’s quarterly and annual reports pursuant to Section 302 the Sarbanes-Oxley Act of 2002, as amended.

(v)          From and after March 1, 2018, the Company will reimburse the Winthrop Advisor for the compensation of Wendy Silverstein as the Company’s chief executive officer or otherwise, in such amounts as may be agreed between the Winthrop Advisor and the Company from time to time.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to Advisory Agreement, dated as of June 6, 2018, among New York REIT, Inc., New York Recovery Operating Partnership, L.P., and Winthrop REIT Advisors LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2018	By:	/s/ Wendy Silverstein
		Name:	Wendy Silverstein
		Title:	Chief Executive Officer and President